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                                                                   Exhibit 10.12


                [ON THE LETTERHEAD OF J.P. MORGAN EUROPE LIMITED]


                                                              Date: 8 March 2002

To:      NTL Communications Corp.
         110 East 59th Street
         New York
         NY 10022
         U.S.A.


         NTL Communications Limited
         and
         NTL (UK) Group, Inc.
         NTL House
         Bartley Wood Business Park
         Hook
         Hampshire
         RG27 9UP






CREDIT AGREEMENT DATED 30 MAY 2000 ORIGINALLY MADE BETWEEN NTL COMMUNICATIONS CORP. AS PARENT, NTL (UK) GROUP, INC. AS INTERMEDIATE PARENT, NTL COMMUNICATIONS LIMITED AS BORROWER AND OTHERS, AS AMENDED, NOVATED, VARIED, OR SUPPLEMENTED FROM TIME TO TIME (THE "CREDIT AGREEMENT")

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Terms defined in the Credit Agreement shall, unless otherwise defined herein, bear the same meaning in this letter and in this letter:

         "CABLECOM CREDIT AGREEMENT" means the credit agreement dated 28 March 2000 originally made between NTL Incorporated as parent, NTL Cablecom Holding GmbH as shareholder, Cablecom (Ostschweiz) AG (now known as Cablecom GmbH) as principal borrower, the parties named therein as original borrowers, the parties named therein as original guarantors and others, as amended pursuant to an amendment agreement dated 16 May 2000 and as further amended, novated, varied or supplemented from time to time prior to the date hereof;

         "CO-ORDINATORS" means the joint co-ordinators as defined in a Confirmation of Terms of Appointment letter agreement dated 7 March 2002;
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         "NTL CC NOTES" means any bonds, notes or similar public debt instruments issued by the Parent in the domestic or international capital markets and outstanding at the date of this letter;

         "NTL GROUP NOTES" means the NTL CC Notes and any other bonds, notes or similar public debt instruments issued in the domestic or international capital markets by any other member of the Group;

         "RELEVANT EVENTS OF DEFAULT" means the Events of Default at Clauses
         19.6 (Cross Default), 19.7 (Insolvency and Rescheduling), 19.8 (Winding
         Up) and 19.10 (Analogous Events) of the Credit Agreement; and

         "STEERING COMMITTEE" means the steering committee as set out in a Confirmation of Terms of Appointment letter agreement dated 7 March 2002.

1.2      INTERPRETATION

         Clause 1.2 (Interpretation) of the Credit Agreement shall apply to this letter as if set out in full. Headings in this letter shall not affect its interpretation.

2.       THE PROPOSED RECAPITALISATION

         The Parent has informed the Agent that (a) it wishes to pursue a proposed restructuring, readjustment, rescheduling and/or reorganisation of the Parent (the "PROPOSED RECAPITALISATION") (in particular in respect of its debts and other obligations) and (b) in connection with the Proposed Recapitalisation it intends to commence and progress negotiations (the "NTL CC NEGOTIATIONS") with one or more of the holders (the "NTL CC NOTEHOLDERS") of the NTL CC Notes and/or their representatives. The Parent has requested the Banks to:

         2.1 consent to the Parent taking all steps and corporate and other action to take forward the Proposed Recapitalisation (including, without limitation, commencing and progressing the NTL CC Negotiations) (the "PROPOSED STEPS");

         2.2 agree that any Event of Default (including any Relevant Event of Default) or Potential Event of Default (including in respect of any Relevant Event of Default) which will or may occur solely (directly or indirectly) as a result of the Proposed Steps will not constitute an Event of Default or, as the case may be, Potential Event of Default; and

         2.3 agree that the restriction at paragraph 5.8 of this letter (and the corresponding restriction contained in the consent letter referred to at paragraph 3.1.1 below) shall not constitute a breach of Clause 18.31 (Restriction on Payments) of the Credit Agreement.

3.       CONSENT

         Following the receipt of Instructing Group consent, the Agent, on behalf of the Banks: (a) hereby consents to the Parent taking the Proposed Steps; (b) hereby agrees that any Event of Default (including any Relevant Event of Default) or Potential Event of Default (including in respect of any Relevant Event of Default) which will or may occur solely

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         (directly or indirectly) as a result of the Proposed Steps will not constitute an Event of Default or, as the case may be, Potential Event of Default and (c) hereby agrees that the restriction at paragraph 5.8 of this letter (and the corresponding restriction contained in the consent letter referred to at paragraph 3.1.1 below) will not constitute a breach of Clause 18.31 (Restrictions on Payments) of the Credit Agreement (the "CONSENT") PROVIDED THAT:

3.1      the Consent shall not be effective until the date upon which:

         3.1.1 the agent under the Senior Bank Credit Agreement has entered into a consent letter (upon the instructions of an Instructing Group (as defined in the Senior Bank Credit Agreement)) with the Parent (acting on behalf of the Obligors (as defined in the Senior Bank Credit Agreement)) on substantially the same terms as this consent letter; and

         3.1.2 the agent under the Cablecom Credit Agreement has entered into a consent letter (upon the instructions of an Instructing Group (as defined in the Cablecom Credit Agreement)) with Cablecom GmbH (acting on behalf of the Obligors (as defined in the Cablecom Credit Agreement)) on substantially the same terms as this letter;

3.2      the Proposed Steps shall not include:

         3.2.1 any exchange or similar offer to the NTL CC Noteholders or the holders of any other NTL Group Notes (together with the NTL CC Noteholders, the "NOTEHOLDERS") which exchange or similar offer has been, or is required to be, filed with an appropriate governmental agency or body (such as the U.S. Securities and Exchange Commission) or is exempted from any such filing but which is capable of acceptance by such Noteholders (or any of them) (whether or not subject to satisfaction of conditions);

         3.2.2 any legally binding agreement for, or any offer to Noteholders (or any of them) which is capable of acceptance (whether or not subject to the satisfaction of conditions) in respect of, the prepayment (in whole or in part) of amounts outstanding under the NTL Group Notes (or any of them) or the granting of any security, guarantee or other credit support in respect of amounts outstanding under the NTL Group Notes (or any of them) PROVIDED THAT this paragraph 3.2.2 shall not prohibit the granting of any security, guarantee or other credit support by Diamond Cable Communications Limited, Diamond Holdings Limited or NTL (Triangle) LLC or any of their respective subsidiaries where such security is required to be granted pursuant to the terms (as at the date hereof) of the indentures constituting the NTL Group Notes issued by Diamond Cable Communications Limited, Diamond Holdings Limited or, as the case may be, NTL Triangle LLC; or

         3.2.3 the entry by any member of the Group into any legally binding agreement with the Noteholders (or any of them) in their capacity as such in relation to the Proposed Recapitalisation (in the context of a restructuring) or the NTL Group Notes (or any of them) (in the context of a restructuring), save for any legally

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                  binding agreements: (a) entered into for the purpose of
                  enabling the provision of information by or to any member of the Group in connection with the Proposed Recapitalisation or to facilitate or enable the progress of non legally binding discussions or negotiations in connection with the Proposed Steps; (b) entered into for the purpose of engaging legal and/or other professional advisors in connection with the Proposed Recapitalisation; (c) under which the Noteholders unconditionally agree for the benefit of the issuer of the relevant NTL Group Notes to waive all or any, and/or agree not to exercise all or any, of their rights in respect of the NTL Group Notes; or (d) under which the Noteholders unconditionally agree for the benefit of the issuer of the relevant NTL Group Notes to a standstill arrangement (or any other arrangement having similar effect) in respect of all or any of their rights in respect of the NTL Group Notes; and

3.3 the Consent shall terminate at 5.30pm (New York time) on 29 March 2002 and as at such time or any time thereafter the Agent may by written notice to the Borrower take any action pursuant to Clause 19.17 (Acceleration and Cancellation) of the Credit Agreement in respect of any Event of Default the subject of the Consent to the extent that, at the relevant time, such Event of Default is continuing. For the avoidance of doubt, if at such time the NTL CC Negotiations are not continuing and no other Proposed Steps are being taken at, or are taken after, such time, no Event of Default the subject of the Consent shall be continuing.

4.       ACTION BY THE AGENT

         Notwithstanding the Consent, the Agent may take any action deemed appropriate pursuant to Clause 19.17 (Acceleration and Cancellation) of the Credit Agreement and/or under any Finance Document upon (or at anytime after):

4.1 the occurrence of any Event of Default under Clause 19.6 (Cross Default) (but only whilst such Event of Default is continuing) other than where such Event of Default is in respect of any holder, holders, creditor or creditors becoming entitled (by reason of default) to declare any Specified Financial Indebtedness due and payable prior to its specified maturity by reason of a default arising solely (directly or indirectly) as a result of any of the Proposed Steps and such Specified Financial Indebtedness is not declared to be or does not otherwise become due and payable prior to its specified maturity. For the avoidance of doubt, the Agent, on behalf of the Banks, hereby acknowledges that no Event of Default will occur under Clause 19.6 (Cross Default) or Clause 19.7.1 (Insolvency and Rescheduling) in respect of Specified Financial Indebtedness arising under the NTL CC Notes not being paid when due and payable until such time as the NTL CC Noteholders (or any of them) are entitled, under the terms and conditions of the NTL CC Notes, to declare any Specified Financial Indebtedness representing principal in respect of the NTL CC Notes due and payable prior to its specified maturity date; or

4.2 any of the Parent, the Intermediate Parent, the Borrower or any Guarantor failing to duly perform or comply with any obligation expressed to be assumed by it hereunder unless such failure relates to the obligation at paragraph 5.3 below and such failure is remedied


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         within two Business Days or such failure relates to the obligations at paragraph 5.4 or 5.5 below and such failure is remedied within 7 Business Days.

5.       PARENT UNDERTAKINGS

         The Parent undertakes by its counter-signature of this letter to:

5.1 procure that no issuer of NTL Group Notes (or any party on such issuer's behalf) at any time purchases or buys-back any of the NTL Group Notes issued by it or by any other member of the Group;

5.2 procure that no member of the Group which is a Guarantor as at the date of this letter resigns as a Guarantor;

5.3 provide to the Agent (in sufficient copies for all Banks, if the Agent so requests) a 13 week rolling cash flow forecast for the UK Group (the "FORECAST") which shall be updated by the Borrower and provided to the Agent on a fortnightly basis (the first Forecast to be delivered pursuant to this paragraph 5.3 shall be delivered by the Borrower to the Agent on 5 March 2002). Each Forecast shall be in substantially the same form as the pro forma Forecast agreed by and delivered to the Agent prior to the date hereof and shall include details of cash balances for members of the Group in substantially the same form as that information appears in, and in respect of the same members of the Group as, the aforementioned pro forma Forecast;

5.4 supply or otherwise make available to the Co-Ordinators an index of any information relating to the Parent or the UK Group or any member of the UK Group which is provided to the Noteholders (or any of them) by any member of the Group where such information is materially different from any information which has been provided to the Co-Ordinators and/or the Steering Committee and/or the Agent and/or the Banks. If requested by the Co-Ordinators, the Parent shall make such aforementioned information available to the Co-Ordinators on the same basis as such information is made available to the Noteholders PROVIDED THAT the Co-Ordinators have first signed a confidentiality undertaking in favour of the Parent in a form acceptable to the Parent (acting reasonably);

5.5      provide to the Co-Ordinators copies of:

         5.5.1 any material term sheets sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors and which relate to the Proposed Recapitalisation; and

         5.5.2 any material comments sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors on any material term sheets which relate to the Proposed Recapitalisation;

5.6 ensure that any material term sheets sent by any member of the Group to the Noteholders (or any of them) and/or any of their advisors and which relate to the Proposed Recapitalisation are expressly marked so as to indicate that any conclusive agreement (whether or not subject to satisfaction of conditions) by any member of the Group in

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         relation to the Proposed Recapitalisation is subject to such member of the Group obtaining the prior written consent of the Banks;

5.7 procure that the Borrower keeps the Co-ordinators informed at each meeting between the Borrower and the Co-Ordinators of all material developments in relation to and, at the request of the Co-Ordinators, make available to the Co-Ordinators all requested documentation relating to:

         5.7.1 any possible strategic investment in the Group (or any member of the Group) by any person; or

         5.7.2 any proposed disposal of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the revenues or assets of any member of the UK Group where such disposal is material in the context of the UK Group taken as a whole; or

         5.7.3 any proposed disposal of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the revenues or assets of any member of the Group not being a member of the UK Group where such disposal is material in the context of the Group (excluding for the purposes of this paragraph 5.7.3 the UK Group) taken as a whole,

         PROVIDED THAT the Borrower shall only make any such information and requested documentation available to the Co-Ordinators if the Co-Ordinators have first signed a confidentiality undertaking in favour of the Borrower in a form acceptable to the Borrower (acting reasonably) and PROVIDED FURTHER THAT the Borrower shall not be obliged to make such information and requested documentation available to the Co-Ordinators if the Borrower demonstrates to the satisfaction of the Co-Ordinators (by the delivery of a letter from the Group's external legal advisors confirming the same, or by other satisfactory means) that it is prohibited from making the information or, as the case may be, requested documentation available under the terms of a confidentiality undertaking it has entered into with a third party; and

5.8 procure that no member of the Covenant Group makes any Permitted Payment other than:

         5.8.1 a Permitted Payment falling within paragraph (b) of the definition of Permitted Payment in the Credit Agreement PROVIDED THAT the aggregate amount of all such Permitted Payments made during the period from (and including) the date hereof to (and including) the date of termination of the Consent shall not exceed L5,000,000;

         5.8.2 a Permitted Payment falling within paragraph (c)(i), (iv) (but only in respect of any bonds, notes or similar public debt instruments issued by the Parent) or (v) of the definition of Permitted Payment in the Credit Agreement PROVIDED THAT prior to the proposed Permitted Payment being made the Parent demonstrates to the satisfaction of the Agent (it being agreed that the Agent shall be satisfied if the most recently delivered Forecast confirms the same) that in the absence of the Parent receiving the proposed Permitted Payment it will, following the

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                  making of the relevant cash payment obligation in respect of which the Permitted Payment is proposed to be made, have cash resources available to it in an amount less than L25,000,000; and

         5.8.3 a Permitted Payment falling within paragraph (d) or (e) of the definition of Permitted Payment in the Credit Agreement.

6.       CONFIRMATION AND REPRESENTATION FROM PARENT

6.1 The Parent confirms and represents by its countersignature to this letter that to the best of its knowledge and belief no Event of Default will occur under, and no Potential Event of Default will occur in respect of, Clause 19.6 (Cross Default) (other than under the Senior Bank Credit Agreement and (assuming their unwind values exceed L20,000,000 in aggregate) the ISDA Master Agreements each dated 26 March 2001 between The Chase Manhattan Bank and the Parent and between The Royal Bank of Scotland plc and the Parent) as a result of the Proposed Steps. The Parent agrees to promptly inform the Agent if it becomes aware of any event which, if it were not the subject of the agreement of the Banks contained in this letter, would constitute an Event of Default or Potential Event of Default under or in respect of Clause 19.6 (Cross Default) (save under the Senior Bank Credit Agreement or the aforementioned ISDA Master Agreements).

6.2 The Parent represents that to the best of its knowledge and belief no Event of Default (which is not a Relevant Event of Default) or Potential Event of Default (which is not in respect of a Relevant Event of Default) will or is likely to occur as a result of the Proposed Steps.

6.3 For the purposes of this paragraph 6 "to the best of its knowledge and belief" means the actual knowledge and belief of the Parent's Chief Financial Officer and the Parent's Group Treasurer, each after having made due and careful enquiry.

7.       MISCELLANEOUS

7.1 This letter is a Finance Document for the purposes of the Credit Agreement and all other Finance Documents.

7.2 The Consent shall be without prejudice to any other rights or remedies (save as specifically agreed otherwise in this letter) which the Agent, any Bank or any other person may now or at any time in the future have or which may now or at any time in the future be available to them under the terms of the Finance Documents or as a matter of law and nothing contained herein shall (save as specifically consented to or agreed in this letter) constitute or be deemed to constitute a waiver, release or discharge of any or all of the rights and remedies which the Agent, any Bank or any other person may have under the Finance Documents or as a matter of law.

7.3 The Co-Ordinators agree that they shall forward copies of any documentation or information received pursuant to paragraphs 5.4, 5.5 or 5.7 only to members of the Steering Committee who have entered into a confidentiality undertaking with the Parent in a form acceptable to the Parent (acting reasonably).


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7.4      We confirm that you may provide a copy of this letter to the agent and the banks party to the Senior Bank Credit Agreement and to the agent and the banks party to the Cablecom Credit Agreement.

7.5 A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter.

7.6 This letter shall be governed by, and construed in accordance with, English law.

Please indicate your acceptance of the terms hereof by signing the enclosed copy of this letter and returning it to Stephen Gillies at J.P. Morgan Europe Limited at or before 5:00pm (London time) on 22nd March 2002, the time at which the agreement of the Agent and the Banks set forth above (if not so accepted prior thereto) will expire.

Yours faithfully,



For and on behalf of
J.P. MORGAN EUROPE LIMITED
as Agent on behalf of the Banks

By:      /s/ Caroline Walsh
         -----------------------------
         /s/ Maxine Graves
         -----------------------------

Title:


ACCEPTED AND AGREED

NTL COMMUNICATIONS CORP.
As Parent and Guarantor

By:      /s/ Richard J. Lubasch
         -----------------------------

Title:

Dated:


NTL (UK) GROUP, INC.
as Intermediate Parent and Guarantor

By:      /s/ Robert Mackenzie
         -----------------------------

Title: Director

Dated: 11.3.02



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NTL COMMUNICATIONS LIMITED
as Borrower

By:      /s/ John Gregg
         -----------------------------
Title:

Dated:

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